NEONODE INC
PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands)
(Unaudited)

	October 31, 2008 Balance Sheet Prior to Transactions	Adjustments Related to Transactions		Proforma October 31, 2008 Balance sheet After Adjustments
ASSETS
Current Assets
Cash	8	959	a	967
Prepaid expenses and accrued income	322	(241	)b	81
Other receivables	70	-		70
Total Current Assets	400	718		1,118

Goowill from purchase of NewCO AB	-	7,135	c	7,135
Property and equipment - net	90	-		90
Deferred financing fees related to convertible debt	141	(141	)b	-
Total Assets	631	7,712		8,343

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities				-
Notes payable - current portion	1,208	(1,208	)d	-
Accounts payable and other liabilities	558	(206	)d	352
Deferred revenue	-	-		-
Embedded derivatives of convertible debt & warrants	18,472	(18,472	)d	-
Total Current Liabilities	20,238	(19,886)		352

Notes payable - long-term portion	72	(72	)d	-
Total Liabilities	20,310	(19,958)		352

Stockholders' Equity (Deficit)
Preferred Stock	-	959	a	959
		7,135	c	7,135
Common stock	60,636	19,958	d	80,594
Retained earning (deficit)	(80,315)	(382	)b	(80,697)
Total Stockholders' Equity (Deficit)	(19,679)	27,670		7,991
Total Liabilities and Stockholders' Equity (Deficit)	631	7,712		8,343

Notes:
a)	Adjustment to reflect the $959,000 investment in Neonode and the issuance of 95,900 shares of Series A Preferred Stock
b)	Adjustment to reflect to wrtie off of prepaid financing fees related to the convertible debt that was converted to equity.
c)	Adjustment to reflect the recording of goodwill related to the acquisition of Newco and the issuance of 495,000 shares of Series A Preferred Stock to acquire Newco.
d)	Adjustments to reflect the conversion of convertible notes and warrants into shares of Series A and Series B Preferred Stock